Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 15, 2020

BlackRock, Inc.

55 East 52nd Street

New York, NY 10022

Re:	BlackRock, Inc.— Registered Public Offering of Common Stock

Ladies and Gentlemen:

We have acted as special United States counsel to BlackRock, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated May 12, 2020 (the “Underwriting Agreement”), among the representatives of the several Underwriters named in Schedule A therein (the “Underwriters”), the Company and PNC Bancorp, Inc., a Delaware corporation (the “Selling Stockholder”), relating to the sale by the Selling Stockholder to the Underwriters of an aggregate 28,753,248 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to an additional aggregate 2,875,325 shares of Common Stock (the “Option Shares”) at the Underwriters’ option. The Secondary Shares include 823,188 shares of Common Stock issuable upon conversion of an equal number of shares of the Company’s Series B Convertible Participating Preferred Stock (the “Preferred Stock”). On May 13, 2020, the representatives delivered to the Company a written notice of exercise (the “Notice of Exercise”) by the Underwriters of the Underwriters’ option to purchase, on the date hereof, 2,875,325 Option Shares pursuant to Section 2 of the Underwriting Agreement. The Secondary Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

the registration statement on Form S-3 (File No. 333-224504) of the Company, relating to the Securities and other securities of the Company, filed on with the Securities and Exchange Commission (the “Commission”) April 27, 2018 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated April 27, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

BlackRock, Inc.

May 15, 2020

(c)

the preliminary prospectus supplement, dated May 11, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)

the prospectus supplement, dated May 12, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)	an executed copy of the Underwriting Agreement;

(f)	an executed copy of a certificate of R. Andrew Dickson III, Managing Director and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)

a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of May 11, 2020 and in effect on July 27, 2007, and as of the date hereof, certified pursuant to the Secretary’s Certificate;

(h)

the Certificate of Designations as filed with the Secretary of State of the State of Delaware designating the Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “Certificate of Designation”);

(i)	a specimen certificate evidencing the Common Stock in the form of Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed with the Commission on September 29, 2006;

(j)	a copy of the Company’s Amended and Restated Bylaws, as amended and in effect on July 27, 2007, and as of the date hereof, certified pursuant to the Secretary’s Certificate;

(k)	the following resolutions of the board of directors of the Company, as certified by Daniel R. Waltcher, Managing Director, Deputy General Counsel and Assistant Secretary of the Company:

(1)	Minutes of the meeting of the Board of Directors of BlackRock Holdco 2, Inc. (formerly named BlackRock, Inc., “Old BlackRock”) on February 14, 2006;

(2)	Action by Written Consent of the Board of Directors of New Boise, Inc. dated February 14, 2006;

(3)	Action by Written Consent of the Board of Directors of New Boise, Inc. dated June 7, 2006;

BlackRock, Inc.

May 15, 2020

(4)	Consent of the Sole Shareholder of New Boise, Inc. dated June 7, 2006;

(5)	Minutes of the meeting of the Board of Directors of Old BlackRock on June 9, 2006;

(6)	Minutes of the meeting of the Board of Directors of Old BlackRock on August 2, 2006;

(7)	Minutes of the meeting of the Board of Directors of the Company on September 27, 2006;

(8)	Resolutions of the Board of Directors of the Company approved September 27, 2006;

(9)	Consent of the Sole Shareholder of the Company dated September 27, 2006;

(10)	Resolutions of the Board of Directors of the Company approved on December 18, 2008;

(11)	Minutes of the meeting of the Board of Directors of the Company on June 9, 2009;

(12)	Minutes of the meeting of the Board of Directors of the Company on November 20, 2009;

(13)	Resolutions of the Board of Directors of the Company approved on November 2, 2010;

(14)	Resolutions of the Board of Directors of the Company approved on May 11, 2020; and

(l)	a copy of the Notice of Exercise.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.

BlackRock, Inc.

May 15, 2020

With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the applicable board resolutions and (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The 823,188 shares of Common Stock initially issuable upon the conversion of the Preferred Stock pursuant to the Certificate of Designation (the “Conversion Shares”) have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

2.    The Secondary Shares other than those constituting Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP